KIRKPATRICK & LOCKHART NICHOLSON GRAHAM LLP




                                 June 12, 2006

John Hancock Funds III
601 Congress Street
Boston, Massachusetts 02210

     Re:  Transfer of Assets and Assumption of Liabilities by Series of
          -------------------------------------------------------------
          Massachusetts Business Trusts
          -----------------------------

Ladies and Gentlemen:

     John Hancock Funds III, a Massachusetts business trust ("JOHN HANCOCK TRUST"), on behalf of each segregated portfolio of assets ("SERIES") thereof listed under the heading "John Hancock Trust Series" on Schedule A attached hereto (each, a "NEW FUND"), and GMO Trust, also a Massachusetts business trust ("GMO TRUST"), on behalf of each series thereof listed under the heading "GMO Trust Series" on Schedule A (each, an "OLD FUND"), have requested our opinion as to certain federal income tax consequences of the proposed transfer of the assets of each Old Fund to the New Fund listed opposite its name on Schedule A (a "corresponding" New Fund), in each case pursuant to an Agreement between them, dated as of June 8, 2006 (each, an "AGREEMENT").(1) Specifically, the Investment Companies have requested our opinion, with respect to each Transaction --

          (1) regarding New Fund's acquisition of Old Fund's assets in exchange solely for voting shares of beneficial interest ("SHARES") in New Fund and New Fund's assumption of Old Fund's liabilities, followed by Old Fund's distribution of those shares pro rata to the holders of record determined as of the CLOSING DATE (as herein defined) of shares in Old Fund ("SHAREHOLDERS") actually or constructively in exchange for those shares and in complete liquidation thereof,

          (2)   regarding   the   recognition   by  the  Funds  and  the
     Shareholders of gain or loss on the Transaction, and

----------

(1) Each Old Fund and New Fund is sometimes referred to herein as a "FUND" and together as the "FUNDS," and each of GMO Trust and John Hancock Trust is sometimes referred to herein as an "INVESTMENT COMPANY" and together as the "INVESTMENT COMPANIES." The series of transactions (summarized in paragraph (1) below) in which each Old Fund and its corresponding New Fund are participating is referred to herein as a "TRANSACTION." Each Agreement is substantially the same in all material respects.

JOHN HANCOCK FUNDS III
JUNE 12, 2006
Page 2


          (3)  regarding   the  basis  and  holding   period  after  the
     Transaction of the transferred assets and the shares issued pursuant thereto.

     In rendering this opinion, we have examined (1) each Agreement, (2) the Prospectus/Proxy Statement dated June 1, 2006 ("PROXY STATEMENT"), regarding the Transactions that was furnished in connection with the solicitation of proxies by GMO Trust's board of trustees ("BOARD") for use at a Special Meeting of the Old Funds' shareholders held on June 8, 2006, and (3) other documents we have deemed necessary or appropriate for the purposes hereof (collectively,
"DOCUMENTS"). We have assumed, for purposes hereof, the accuracy and completeness of the information contained in all the Documents. As to various matters of fact material to this opinion, we have relied, exclusively and without independent verification (with your permission), on representations John Hancock Trust made to us in a separate letter, which authorizes us to treat the representations made in the Agreement as if they were made to us for the purposes of this letter (collectively, "REPRESENTATIONS"). We have assumed that any Representation made "to the knowledge and belief" (or similar qualification) of any person or party is, and at the Closing Date will be, correct without such qualification. We have also assumed that as to all matters for which a person or entity has represented that such person is not a party to, does not have, or is not aware of any plan, intention, understanding, or agreement, there is no such plan, intention, understanding, or agreement. Finally, we have assumed that the Documents and the Representations present all the material and relevant facts relating to the Transactions.(2)

                                 FACTS
                                 -----

     Each Investment Company is a Massachusetts business trust and is registered with the Securities and Exchange Commission ("COMMISSION") as an open-end management investment company under the Investment Company Act of 1940, as amended ("1940 ACT"). Old Fund is a series of GMO Trust; and New Fund is a series of John Hancock Trust that will not commence operations until after the Transaction, together with related acts necessary to consummate the same ("CLOSING"), occurs.

     It is expected (and we assume for purposes hereof) that at the CLOSING TIME (as defined below) the Shareholders -- each of which, we understand, is a C corporation (as defined in section 1361(a)(2)(3)) for federal tax purposes --

----------

(2) For convenience, the balance of this letter refers only to a single Transaction, one Old Fund, and one New Fund, but the opinion and analysis herein apply separately to each Transaction.

JOHN HANCOCK FUNDS III
JUNE 12, 2006
Page 3


will hold only Class III shares in Old Fund ("OLD FUND SHARES"). New Fund will have a class of shares designated Class A shares ("NEW FUND SHARES"). The rights, powers, privileges, and obligations of the Old Fund Shares and of the New Fund Shares are substantially similar.

     Unless the Investment Companies agree otherwise, the Closing will take place on the date hereof ("CLOSING DATE"). All acts taking place at the Closing will be deemed to occur simultaneously immediately prior to the opening of business (i.e., 9:00 a.m., Eastern time) on the Closing Date ("CLOSING TIME").

     New Fund has been designed as a successor investment vehicle to Old Fund, with an investment objective and policies substantially identical to Old Fund's. New Fund will elect (under section 851(b)(1)) to be, and will qualify for treatment as, a regulated investment company under Subchapter M of the Code ("RIC") for its taxable year in which the Transaction occurs.

     For the reasons, and after consideration of the factors, described in the Proxy Statement, the Board, including all of its members who are not "interested persons" (as that term is defined in the 1940 Act) of either Investment Company ("INDEPENDENT TRUSTEES"), voted to approve the Agreement. John Hancock Trust's board of trustees made similar determinations.

     The Agreement provides in relevant part for the following:

          (1)  New  Fund's  acquisition  of  all  property,   including  without
     limitation all cash, securities, commodities, interests in derivative instruments, and dividend or interest receivables, that are owned by Old Fund on the Closing Date, originals or copies of all books and records of Old Fund, and any deferred and prepaid expenses shown as an asset on Old Fund's books at the Closing Date (collectively, "ASSETS"), in exchange solely for the following:

               (a) the number of full and fractional New Fund Shares equal to the product of (i) the number of outstanding Old Fund Shares multiplied by (ii) the ratio computed by dividing the net asset value per Old Fund Share by the net asset value per New Fund Share, both determined in accordance with the valuation procedures described in the Agreement, and

----------

(3) Section references are to the Internal Revenue Code of 1986, as amended ("CODE"), and "Treas. Reg. ss." references are to the regulations promulgated thereunder ("REGULATIONS").

JOHN HANCOCK FUNDS III
JUNE 12, 2006
Page 4


               (b) New Fund's assumption of all of Old Fund's liabilities, debts, obligations, and duties of whatever kind or nature (other than the "excluded liabilities" described in the following sentence), including without limitation those reflected on a Statement of Assets and Liabilities of Old Fund prepared on its behalf as of the close of business on the New York Stock Exchange on the business day immediately preceding the Closing Date in accordance with generally accepted accounting principles consistently applied from the prior audited period (collectively, "ASSUMED LIABILITIES"). The "excluded liabilities" referred to above mean the liabilities that another series of GMO Trust assumed in connection with Old Fund's contribution of assets(4) to that series on September 16, 2005 ("CONTRIBUTION DATE"), such liabilities consisting of all of Old Fund's liabilities, debts, obligations, and duties of whatever kind or nature (excluding certain identified liabilities, but including any indemnification and cost advancement obligations under GMO Trust's Declaration of Trust or By-Laws) that relate to or arise out of actions, omissions, or Old Fund operations occurring on or prior to the Contribution Date; and

          (2) On or as soon after the Closing Date as is conveniently practicable, (a) Old Fund will liquidate and distribute PRO RATA to its Shareholders the New Fund Shares it received pursuant to the Transaction, and (b) Old Fund will thereupon proceed to dissolve.

                                    OPINION
                                    -------

     Based on the facts and assumptions set forth above, and conditioned on the Representations' being true and complete at the Closing Time and the Transaction's being consummated in accordance with the Agreement (without the waiver or modification of any terms or conditions thereof), our opinion is that the Transaction (1) should constitute a transfer of property to a corporation, solely in exchange for stock in such corporation, by one or more persons in control (as defined in section 368(c)) of such corporation immediately after the exchange, all within the meaning of section 351(a), and (2) should not constitute a "transfer of property to an investment company" within the meaning of section 351(e)(1) and Treas. Reg. ss. 1.351-1(c)(1).

----------

(4) We understand that such contribution consisted of at least 99% of Old Fund's assets.

JOHN HANCOCK FUNDS III
JUNE 12, 2006
Page 5


     Based on such opinion, and assuming that Old Fund is classified at the Closing Time for federal tax purposes as a partnership that is not a publicly traded partnership treated as a corporation, we further believe that:

     (1) Old Fund should recognize no gain or loss on the transfer of the Assets solely in exchange for the New Fund Shares and New Fund's assumption of the Assumed Liabilities or on the distribution of those shares to the Shareholders in liquidation of their Old Fund Shares (sections 351(a) and 731(b))(5); provided, however, that if Old Fund makes a valid "deemed sale election" under Treas. Reg. ss. 1.337(d)-7(c)(5) ("DEEMED SALE ELECTION"), then Old Fund should recognize gain or loss on the transfer of its Assets to New Fund as if the Assets were sold to New Fund in exchange for consideration consisting of New Fund Shares and New Fund's assumption of the Assumed Liabilities (Treas. Reg. ss. 1.337(d)-7(c)(1));

     (2) New Fund should not recognize gain or loss on the receipt of the Assets solely in exchange for New Fund Shares and New Fund's assumption of the Assumed Liabilities (section 1032(a));

     (3) A Shareholder should not recognize gain or loss as a result of Old Fund's distribution of New Fund Shares to the Shareholder in liquidation of the Shareholder's Old Fund Shares (sections 731(a) and (c)(3)(iii)); provided, however, that if Old Fund makes a valid Deemed Sale Election, then each Shareholder should be allocated its allocable share of any net gain Old Fund recognizes resulting from the election (Treas. Reg. ss. 1.337(d)-7(e));

     (4) The aggregate basis in the New Fund Shares each Shareholder receives pursuant to the Transaction should be the same as the aggregate basis in such Shareholder's Old Fund Shares after adjustments (a) for any income, gain, loss, and deductions, including any net gain or loss from any Deemed Sale Election, during the period ending on the Closing Date (section 732(b)) and (b) to reflect any adjustment to Old Fund's basis in such New Fund Shares if the Funds make a valid election under section 362(e)(2)(C) ("BUILT-IN LOSS ELECTION") (section 705(a)(2)(B) and Treas. Reg. ss. 1.701-2(f), Ex. 2);

----------

(5) Notwithstanding anything herein to the contrary, we express no opinion as to the effect of the Transaction on either Fund or any Shareholder with respect to any Asset as to which any unrealized gain or loss is required to be recognized for federal income tax purposes at the end of a taxable year (or on the termination or transfer thereof) under a mark-to-market system of accounting.

JOHN HANCOCK FUNDS III
JUNE 12, 2006
Page 6


     (5) A Shareholder's holding period for the New Fund Shares it receives pursuant to the Transaction (a) should include the Shareholder's holding period for its Old Fund Shares if Old Fund does not make a Deemed Sale Election or if the Funds do not make a Built-In Loss Election (section 1223(1)), (b) should begin on the day after the deemed sale date (determined pursuant to Treas. Reg. ss. 1.337(d)-7(c)(3)(ii)) ("DEEMED SALE DATE") if Old Fund makes a valid Deemed Sale Election (Rev. Rul. 66-7, 1966-1 C.B. 188 and section 735(b)), and (c) should begin on the day after the Closing Date if the Funds make a valid Built-In Loss Election (Rev. Rul. 66-7, 1966-1 C.B. 188 and section 735(b));

     (6) (a) If the Assets' aggregate bases equal or are less than their fair market value immediately after the Transaction (a "BUILT-IN GAIN") and Old Fund recognizes no gain on the Transaction (see (1) above), then New Fund's basis in each Asset should be the same as Old Fund's basis therein immediately before the Transaction (section 362(a)); (b) if Old Fund makes a valid Deemed Sale Election and recognizes a net gain as a result thereof, then New Fund's basis in each Asset should be its fair market value on the Deemed Sale Date (Treas. Reg. ss. 1.337(d)-7(c)(2)); and (c) if the Assets' aggregate bases exceed their fair market value immediately after the Transaction (such excess, a "BUILT-IN LOSS"), then New Fund's aggregate bases in the Assets should be their fair market value immediately after the Transaction (section 362(e)(2)(B)), unless the Funds make a valid Built-In Loss Election, in which case New Fund's basis in each Asset should be the same as Old Fund's basis therein immediately before the Transaction (sections 362(a) and (e)(2)(C)(i)(I)); and

     (7) (a) If there is a Built-In Gain and Old Fund recognizes no gain on the Transaction (see (1) above), and Old Fund does not make a Deemed Sale Election, then New Fund's holding period for each Asset should include the period during which Old Fund held the Asset (section 1223(2)); (b) if Old Fund makes a valid Deemed Sale Election, then New Fund's holding period for each Asset should begin on the Deemed Sale Date; (c) if there is a Built-In Loss and the Funds make a valid Built-In Loss Election, then New Fund's holding period for each Asset should include the period during which Old Fund held the Asset (section 1223(2)); and (d) if there is a Built-In Loss and the Funds do not make a Built-In Loss Election, then New Fund's holding period for each Asset should begin on the day after the Closing Date (Rev. Rul. 66-7, 1966-1 C.B. 188).

     Our opinion is based on, and is conditioned on the continued applicability of, the provisions of the Code and the Regulations, judicial decisions, and rulings and other pronouncements of the Internal Revenue Service ("SERVICE") in existence on the date hereof. All the foregoing authorities are subject to change or modification that can be applied retroactively and thus also could

JOHN HANCOCK FUNDS III
JUNE 12, 2006
Page 7


affect the conclusions expressed herein; we assume no responsibility to update our opinion with respect to any such change or modification. Our opinion represents our best judgment regarding how a court would decide the issues addressed herein and is not binding on the Service or any court. Moreover, our opinion does not provide any assurance that a position taken in reliance thereon will not be challenged by the Service, and although we believe that our opinion would be sustained by a court if challenged, there can be no assurances to that effect.

     Our opinion addresses only the specific federal income tax consequences of the Transaction set forth above and does not address any other federal, or any state, local, or foreign, tax consequences of the Transaction or any other action (including any taken in connection therewith). Our opinion also applies only if each Fund is solvent, and we express no opinion about the tax treatment of the transactions described herein if either Fund is insolvent. Finally, our opinion is solely for the addressees' information and use and may not be relied on for any purpose by any other person without our express written consent.

Very truly yours,



/s/ Kirkpatrick & Lockhart Nicholson Graham LLP



KIRKPATRICK & LOCKHART NICHOLSON GRAHAM LLP

                                   SCHEDULE A

           GMO TRUST SERIES                       JOHN HANCOCK TRUST SERIES
           ----------------                       -------------------------

   GMO Small/Mid Cap Growth Fund                  Growth Opportunities Fund

   GMO International Disciplined Equity            International Core Fund
                Fund